SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  June 18, 2002

                               eMagin Corporation
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             (Exact name of registrant as specified in its charter)



              Delaware                                 000-24757                              56-1764501
--------------------------------------    -------------------------------------    ----------------------------------
   (State or Other Jurisdiction of              (Commission File Number)            (I.R.S. Employer Identification
           Incorporation)                                                                       Number)

                2070 Route 52, Hopewell Junction, New York 12533
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               (Address of principal executive offices) (zip code)

                                 (845) 892-1900
              ----------------------------------------------------
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

     eMagin Corporation ("eMagin" or the "Company") and The Travelers Insurance Company ("Travelers") entered into a sixth amendment agreement to amend and extend the maturity date of the Convertible Promissory Note (the "Note") dated August 20, 2001, issued under the Note Purchase Agreement entered into as of August 20, 2001 by and between eMagin and Travelers. The amendment agreement extends the maturity date of the Note from June 21, 2002 to August 30, 2002. The Note will be convertible into common stock of eMagin ("Common Stock") on terms set forth in the Note at the option of the holder. eMagin also agreed to issue to Travelers (i) three year warrants covering the number of shares of Common Stock, having the exercise prices, as indicated in the memorandum of understanding ("MOU") dated as of June 17, 2002, the Stock such warrants representing unissued warrants required to be issued pursuant to the terms of the Note Purchase Agreement entered into in connection with the Note, and (ii) warrants to purchase 1,200,000 shares of Common Stock, having an exercise price of $0.5264 per share and expiring on the fifth anniversary of such issuance.

     The foregoing description is only a summary of the transaction described and is qualified in its entirety by the Amendment No. 6 to Convertible
Promissory Note attached as an exhibit to this Form 8-K, which exhibit is incorporated herein by reference.


ITEM 7.  EXHIBITS.

Exhibit
Number              Description

10.1                Amendment No. 6 to Convertible  Promissory  Note dated as of
                    June 18, 2002.
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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EMAGIN CORPORATION

                                        By:/s/ Susan Jones
                                           -------------------------------------
                                           Name: Susan Jones
                                           Title: Executive Vice President


Dated June 21, 2002.